UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture Governing 5.125% Senior Secured Notes Due 2027

On August 23, 2019, Clear Channel Outdoor Holdings, Inc. (the “Company”) completed the sale of $1,250 million in aggregate principal amount of 5.125% Senior Secured Notes due 2027 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of August 23, 2019 (the “Indenture”), among the Company, the subsidiaries of the Company acting as guarantors party thereto (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee and as collateral agent.

The Notes mature on August 15, 2027 and bear interest at a rate of 5.125% per annum. Interest on the Notes is payable to the holders thereof semi-annually on February 15 and August 15 of each year, beginning on February 15, 2020. The Notes are guaranteed fully and unconditionally on a senior secured basis by the Guarantors and any of the Company’s future wholly-owned domestic subsidiaries that guarantee the Company’s obligations under the Company’s new senior secured term loan facility (the “New Term Loan Facility”) and the Company’s new senior secured revolving credit facility (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”), which are described below.

The Notes and the guarantees are secured on a first-priority basis by security interests in all of the Company’s and Guarantors’ assets securing the New Senior Secured Credit Facilities on a pari passu basis with the liens on such assets (other than the assets securing the Company’s new asset-based credit facility (the “New ABL Facility”)) (such assets, other than accounts receivable and certain other assets, the “Notes Priority Collateral”), and on a second-priority basis by security interests in all of the Company’s and Guarantors’ assets securing the New ABL Facility on a first-priority basis (the “ABL Priority Collateral” and, together with the Notes Priority Collateral, the “Notes Collateral”), in each case, other than any excluded assets and subject to intercreditor agreements.

The Notes and the guarantees are general senior secured obligations of the Company and the Guarantors and rank pari passu in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness, including the New Senior Secured Credit Facilities, the New ABL Facility and the 9.25% Senior Notes due 2024 (the “Stepped-up Notes”) of the Company’s subsidiary Clear Channel Worldwide Holdings, Inc. (“CCWH”) (which on August 23, 2019 ceased to be subordinated indebtedness as described under Item 8.01 herein). The Notes and the guarantees are senior in right of payment to all existing and future subordinated indebtedness of the Company and the Guarantors. The Notes are effectively equal to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a first priority lien on the Notes Priority Collateral (including the New Senior Secured Credit Facilities), to the extent of the value of such collateral, are effectively subordinated to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a first priority lien on the ABL Priority Collateral (including the New ABL Facility), to the extent of the value of such collateral, and are structurally subordinated to any existing and future indebtedness and other liabilities, including preferred stock, of existing and future subsidiaries of the Company that do not guarantee the Notes.

The Company may redeem all or a portion of the Notes beginning on August 15, 2022 at the redemption prices set forth in the Indenture. Prior to August 15, 2022 the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the “make-whole” premium described in the Indenture. The Company may redeem up to 40% of the aggregate principal amount of the Notes at any time prior to August 15, 2022 using the net proceeds from certain equity offerings at 105.125% of the principal amount of the Notes. During any twelve month period prior to August 15, 2022, subject to certain exceptions and conditions, the Company may also redeem up to 10% of the then outstanding aggregate principal amount of Notes at a redemption price equal to 103% of the aggregate principal amount of the Notes being redeemed, provided that at the time of any such redemption, there are no outstanding borrowings under the New Senior Secured Credit Facilities (including any amounts drawn under any revolving credit facility or other borrowings outstanding in respect of any term loans), and no such redemption can be made with the proceeds of any indebtedness that refinances existing indebtedness.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) redeem, purchase or retire subordinated debt; (iii) make certain investments; (iv) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (v) enter into certain transactions with affiliates; (vi) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; (vii) sell certain assets, including capital stock of the Company’s subsidiaries; (viii) designate the Company’s subsidiaries as unrestricted subsidiaries, (ix) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (x) incur certain liens.

Copies of the Indenture and the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the Notes.

New Senior Secured Credit Facilities

On August 23, 2019, concurrently with the issuance of the Notes, the Company and the Guarantors entered into a credit agreement (the “New Senior Secured Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the syndication agent party thereto, the co-documentation agents party thereto, the lenders party thereto, and the joint lead arrangers and joint bookrunners party thereto. The New Senior Secured Credit Agreement governs the Company’s New Term Loan Facility and New Revolving Credit Facility.

Size and Availability

The New Senior Secured Credit Agreement provides for the New Term Loan Facility in an aggregate principal amount of $2,000 million and the New Revolving Credit Facility in an aggregate principal amount of $175 million. Proceeds from the New Term Loan Facility were fully used at closing as described under Item 1.02 herein. No drawings were made under the New Revolving Credit Facility at closing.

The Company is the borrower under the New Senior Secured Credit Facilities. The New Revolving Credit Facility includes sub-facilities for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the New Senior Secured Credit Agreement provides that the Company has the right at any time, subject to customary conditions, to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $610 million and (2) an amount equal to 100.0% of the Company’s trailing twelve-month consolidated EBITDA (as defined in the New Senior Secured Credit Agreement) at the time of determination on a pro forma basis plus (b) an amount equal to all voluntary prepayments, repurchases and redemptions of the term loans under the New Senior Secured Credit Agreement and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the New Senior Secured Credit Agreement, in each case, on or prior to the date of any such incurrence (to the extent not funded with the proceeds of long-term debt other than revolving loans) plus (c) an additional unlimited amount so long as the Company (I) in the case of incremental indebtedness that is secured by the collateral on a pari passu basis with the New Senior Secured Credit Facilities, do not exceed a specified pro forma first lien leverage ratio, (II) in the case of incremental indebtedness that is secured by a lien on the collateral junior to the liens securing the New Senior Secured Credit Facilities, do not exceed a specified pro forma senior secured leverage ratio and (III) in the case of unsecured incremental indebtedness, either do not exceed a specified pro forma total leverage ratio or satisfy a specified pro forma interest coverage ratio (or, to the extent of the foregoing incurred in connection with an acquisition or similar investment, a leverage ratio not higher than the applicable leverage ratio or interest coverage ratio not lower than the interest coverage ratio, in each case, in effect immediately prior to such acquisition or similar investment). The lenders under the New Senior Secured Credit Facilities are not under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Interest Rate and Fees

Borrowings under the New Senior Secured Credit Agreement bear interest at a rate per annum equal to the Applicable Rate (as defined therein) plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the Federal Funds Rate plus 0.50%, (2) the rate of interest in effect for such date as publicly announced from time to time by the administrative agent as its “prime rate” and (3) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00%, or (b) a Eurocurrency rate that is equal to the LIBOR rate as published by Bloomberg two business days prior to the commencement of the interest period.

Amortization and Maturity

The term loans under the New Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on August 23, 2026. The New Revolving Credit Facility will mature on August 23, 2024.

Prepayments

The New Senior Secured Credit Facilities contain customary mandatory prepayments, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness.

The Company may voluntarily repay outstanding loans under the New Senior Secured Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the New Term Loan Facility in connection with certain repricing transactions that occur prior to the six-month anniversary of the closing of the New Senior Secured Credit Facilities shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Guarantees and Security

The New Senior Secured Credit Facilities are guaranteed by the Guarantors. All obligations under the New Senior Secured Credit Facilities and the guarantees of those obligations are secured by a perfected first priority security interest in the Notes Priority Collateral and a perfected second priority security interest in the ABL Priority Collateral.

Certain Covenants and Events of Default

The New Senior Secured Credit Agreement contains a springing financial covenant which is applicable solely to the New Revolving Credit Facility. The springing financial covenant requires compliance with a first lien net leverage ratio of 7.60 to 1.00, with a stepdown to 7.10 to 1.00 commencing with the last day of the fiscal quarter ending June 30, 2021. The financial covenant will be tested on the last day of any fiscal quarter only (a) if the total net leverage ratio is greater than 6.50 to 1.00, any amount is drawn under the New Revolving Credit Facility on such day (excluding (1) up to $10.0 million of issued and outstanding but undrawn letters of credit and (2) any cash collateralized or backstopped letters of credit) and (b) if the total net leverage ratio is less than or equal to 6.50 to 1.00, the aggregate principal amount of borrowings under the New Revolving Credit Facility (excluding (1) up to $10.0 million of issued and outstanding but undrawn letters of credit and (2) any cash collateralized or backstopped letters of credit) exceeds 35% of the total amount of commitments under the New Revolving Credit Facility on such day.

The New Senior Secured Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to, among other things, (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in mergers, consolidations, liquidations and dissolutions; (iv) sell assets; (v) pay dividends and distributions or repurchase capital stock; (vi) make investments, loans, or advances; (vii) prepay certain junior indebtedness; (viii) engage in certain transactions with affiliates; (ix) enter into agreements which limit its ability and the ability of its restricted subsidiaries to incur restrictions on their ability to make distributions; and (x) amend or waive organizational documents.

The New Senior Secured Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the New Senior Secured Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the New Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

First Lien Intercreditor Agreement

On August 23, 2019, in connection with the entry into the New Senior Secured Credit Agreement and the issuance of the Notes, the Company and the Guarantors entered into a First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the credit agreement secured parties, and U.S. Bank National Association, as collateral agent for the Notes, as the additional collateral agent and as Trustee. The First Lien Intercreditor Agreement governs the respective rights, obligations and priorities relating to the Notes Priority Collateral.

Copies of the New Senior Secured Credit Agreement and the First Lien Intercreditor Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the New Senior Secured Credit Agreement, the New Term Loan Facility, the New Revolving Credit Facility and the First Lien Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Senior Secured Credit Agreement and the First Lien Intercreditor Agreement.

New ABL Facility

On August 23, 2019, concurrently with the issuance of the Notes and the entry into the New Senior Secured Credit Agreement, the Company entered into a new ABL credit agreement (the “New ABL Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, the other lenders and L/C issuers party thereto, the joint lead arrangers and bookrunners party thereto and the co-documentation agents party thereto. The New ABL Credit Agreement governs the Company’s New ABL Facility.

The Company and certain of its subsidiaries are borrowers under the New ABL Facility. The New ABL Facility includes sub-facilities for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the New ABL Credit Agreement provides that the Company has the right at any time, subject to customary conditions, to request incremental commitments on terms set forth in the New ABL Credit Agreement.

Size and Availability

The New ABL Credit Agreement provides for an asset-based revolving credit facility, with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (i) the borrowing base, which equals 85.0% of the eligible accounts receivable of the borrower and the subsidiary borrowers, subject to customary eligibility criteria minus any reserves, and (ii) the aggregate revolving credit commitments. The aggregate revolving credit commitments are $125.0 million. At closing, approximately $62.3 million of letters of credit were rolled over to the New ABL Facility from the Company’s existing receivables-based credit facility that was terminated as described in Item 1.02 hereto, but no drawings were made under the New ABL Facility.

Interest Rate and Fees

Borrowings under the New ABL Credit Agreement bear interest at a rate per annum equal to the Applicable Rate (as defined therein) plus, at the Company’s option, either (1) a base rate determined by reference to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such date as publicly announced from time to time by the administrative agent as its “prime rate”, (c) the Eurocurrency rate that would be calculated as of such day in respect of a proposed Eurocurrency rate loan with a one-month interest period plus 1.00% and (d) 0.0%, or (2) a Eurocurrency rate equal to the LIBOR rate as published by Bloomberg two business days prior to the commencement of the interest period.

In addition to paying interest on outstanding principal under the New ABL Credit Agreement, the Company is required to pay a commitment fee to the lenders under the New ABL Credit Agreement in respect of the unutilized revolving commitments thereunder. The Company is also required to pay a customary letter of credit fee for each issued letter of credit.

Maturity

Borrowings under the New ABL Credit Agreement mature, and lending commitments thereunder terminate, on August 23, 2024.

Prepayments

If at any time, the outstanding amount under the New ABL Credit Agreement exceeds the lesser of (i) the aggregate amount committed by the revolving credit lenders and (ii) the borrowing base, the Company will be required to prepay first, any protective advances, and second, any outstanding revolving loans and swing line loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess, as applicable.

Subject to customary exceptions and restrictions, the Company may voluntarily repay outstanding amounts under the New ABL Credit Agreement at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the New ABL Credit Agreement.

Guarantees and Security

The New ABL Facility is guaranteed by certain subsidiaries of the Company that guarantee the New Senior Secured Credit Agreement. All obligations under the New ABL Credit Agreement and the guarantees of those obligations are secured by a perfected first priority security interest in the ABL Priority Collateral and a perfected second priority security interest in the Notes Priority Collateral.

Certain Covenants and Events of Default

The New ABL Credit Agreement contemplates that if borrowing availability is less than the greater of (a) $10 million and (b) 10% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time, the Company will be required to comply with a fixed charge coverage ratio of no less than 1.00 to 1.00 for the most recent period of four consecutive fiscal quarters ended prior to the occurrence of the Covenant Trigger Period (as defined in the New ABL Credit Agreement), and will be required to continue to comply with this minimum fixed charge coverage ratio until the first period of 20 consecutive days at all times during which borrowing availability for each day during such period exceeds the greater of (x) $10 million and (y) 10% of the lesser of (i) the aggregate commitments at such time and (ii) the borrowing base then in effect at such time, at which time the Covenant Trigger Period will no longer be deemed to be occurring.

The New ABL Credit Agreement also includes negative covenants that, subject to significant exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in mergers, consolidations, liquidations and dissolutions; (iv) sell assets; (v) pay dividends and distributions or repurchase capital stock; (vi) make investments, loans, or advances; (vii) prepay certain junior indebtedness; (viii) engage in certain transactions with affiliates; (ix) enter into agreements which limit its ability and the ability of its restricted subsidiaries to incur restrictions on their ability to make distributions; and (x) amend or waive organizational documents.

The New ABL Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the lenders under the New ABL Credit Agreement will be entitled to take various actions, including the acceleration of all amounts due under the New ABL Credit Agreement and all actions permitted to be taken by a secured creditor.

ABL Intercreditor Agreement

On August 23, 2019, in connection with the entry into the New ABL Credit Agreement, the Company and the Guarantors entered into an ABL Intercreditor Agreement (the “ABL Intercreditor Agreement”) with Deutsche Bank AG New York Branch, as ABL agent and cash flow agent, and U.S. Bank National Association, as collateral agent for the Notes. The ABL Intercreditor Agreement governs the respective rights, obligations and priorities relating to the ABL Priority Collateral.

Copies of the New ABL Credit Agreement and the ABL Intercreditor Agreement are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing description of the New ABL Credit Agreement, the New ABL Facility and the ABL Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the New ABL Credit Agreement and the ABL Intercreditor Agreement.

Item 1.02	Termination of Material Definitive Agreement

Satisfaction and Discharge of 6.50% Series A and Series B Senior Notes due 2022 and 8.75% Senior Notes due 2020

As previously disclosed, on August 5, 2019, CCWH and Clear Channel International, B.V. (a subsidiary of the Company) delivered conditional notices of redemption, calling all of their outstanding 6.50% Series A and Series B Senior Notes due 2022 (the “Existing Senior Notes”) and 8.75% Senior Notes due 2020 (the “Existing CCIBV Notes”), as applicable, for redemption on September 4, 2019 (the “Redemption Date”). The redemptions were conditioned on the closing of the refinancing transactions related to the issuance of the Notes and the entry into the New Senior Secured Credit Facilities and the New ABL Facility. At the closing of the refinancing transactions, the Company deposited and caused to be deposited with U.S. Bank National Association, as trustee for the Existing Senior Notes and the Existing CCIBV Notes, the proceeds from the Notes and the New Term Loan Facility, together with cash on hand, in an amount sufficient to pay and discharge the principal amount outstanding, plus premium and accrued and unpaid interest on the Existing Senior Notes and the Existing CCIBV Notes to, but not including, the Redemption Date. CCWH and CCIBV then irrevocably instructed U.S. Bank National Association to apply the deposited funds to the full payment of the Existing Senior Notes and the Existing CCIBV Notes on the Redemption Date, and concurrently therewith, elected to satisfy and discharge the indentures governing the Existing Senior Notes and the Existing CCIBV Notes in accordance with their terms. U.S. Bank National Association acknowledged such satisfaction and discharge. As a result of the satisfaction and discharge of the indentures, CCWH, CCIBV and the respective guarantors of the Existing Senior Notes and the Existing CCIBV Notes have been released from their remaining obligations under the indentures governing such notes and the indentures generally ceased to be of further effect.

Termination of Existing Receivables-Based Credit Facility

In connection with the issuance of the Notes and and the entry into the New Senior Secured Credit Facilities and the New ABL Facility, on August 23, 2019, Clear Channel Outdoor, LLC, a subsidiary of the Company, terminated the existing receivables-based credit facility, dated as of June 1, 2018, with Deutsche Bank AG New York Branch as administrative agent. There were no borrowings outstanding under the existing receivables-based credit facility at termination, but there were approximately $62.3 million of letters of credit outstanding that were rolled over to the New ABL Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 23, 2019, following the issuance of the Notes and the entry into the New Senior Secured Credit Facilities and the New ABL Facility, CCWH notified U.S. Bank National Association, as trustee for the 9.25% Senior Subordinated Notes due 2024 of CCWH issued on February 12, 2019, and instructed the trustee to notify the holders thereof, that, upon satisfaction of the conditions thereto, such notes (referred to herein as the “Stepped-up Notes”) had ceased to be subordinated indebtedness of CCWH, the Company and the other guarantors thereto and became senior obligations of CCWH, the Company and the guarantors thereto and, beginning on that date and at all times thereafter, will rank pari passu in right of payment with the Notes, the New Senior Secured Credit Facilities and the New ABL Facility (although such notes are effectively subordinated to the Notes, the New Senior Secured Credit Facilities and the New ABL Facility to the extent of the value of the Notes Collateral).

On the same date, U.S. Bank National Association, as trustee for the Stepped-up Notes, and certain subsidiaries of the Company which are acting as Guarantors for the Notes, the New Senior Secured Credit Facilities and the New ABL Facility, but which were not previously guarantors of the Stepped-up Notes, entered into a supplemental indenture to the indenture governing the Stepped-up Notes to become guarantors thereunder.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent, governing the 5.125% Senior Secured Notes due 2027.

4.2	Form of 5.125% Senior Secured Notes due 2027 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

10.1*	Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as the borrower, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the syndication agent party thereto, the co-documentation agents party thereto, the lenders party thereto, and the joint lead arrangers and joint bookrunners for the Term B Facility and Revolving Credit Facility party thereto.

10.2	First Lien Intercreditor Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as borrower, the subsidiaries of the borrower from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the Credit Agreement Secured Parties, U.S. Bank National Association, as Notes Collateral Agent, as the Additional Collateral Agent and as Notes Trustee, and each additional authorized representative from time to time party thereto.

10.3*	ABL Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as the parent borrower, the subsidiaries listed therein, as borrowers, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swingline lender and L/C issuer, the other lenders and L/C issuers party thereto, the joint lead arrangers and bookrunners party thereto and the co-documentation agents party thereto.

10.4	ABL Intercreditor Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as parent borrower, the grantors from time to time party thereto, Deutsche Bank AG New York Branch, as ABL Agent and as Cash Flow Agent, U.S. Bank National Association, as Notes Collateral Agent, and each additional fixed assets debt agent from time to time party thereto.

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: August 23, 2019	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer